New Age Alpha Funds Trust Form N-14

Exhibit 99.14(b)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Fund Service Providers,” “Financial Highlights,” “Other Service Providers,” “Representations and Warranties,” and “Financial Highlights of the Funds” in the Combined Proxy Statement/Prospectus included in this Registration Statement (Form N-14) of NAA Large Cap Value Fund (a series of New Age Alpha Funds Trust.)

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated January 31, 2024, each included in Post-Effective Amendment No. 286 to the Registration Statement (Form N-1A, File No. 002-19458) of Guggenheim Funds Trust, filed with the Securities and Exchange Commission, and each incorporated by reference into the Combined Proxy Statement/Prospectus included in this Registration Statement.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated January 31, 2024, each included in Post-Effective Amendment No. 89 to the Registration Statement (Form N-1A, File No. 333- 159992) of Transparent Value Trust, filed with the Securities and Exchange Commission, and each incorporated by reference into the Combined Proxy Statement/Prospectus included in this Registration Statement.

We also consent to the incorporation by reference of our reports dated November 28, 2023 with respect to the financial statements and financial highlights of Guggenheim Large Cap Value Fund (one of the funds constituting Guggenheim Funds Trust) and Guggenheim RBP® Dividend Fund, Guggenheim RBP® Large-Cap Defensive Fund and Guggenheim RBP® Large-Cap Value Fund (three of the funds constituting Transparent Value Trust) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended September 30, 2023, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tysons, Virginia

July 17, 2024